Bank of Hawaii Corporation second quarter 2022 financial report August 15, 2022 Update Exhibit 99.1 this presentation, and other statements made by the Company in connection with it, may contain forward-looking statements concerning, among other things, forecasts of our financial results and condition, expectations for our operations and business prospects, and our assumptions used in those forecasts and expectations. we have not committed to update forward-looking statements to reflect later events or circumstances. disclosure 2 forward-looking statements unemployment experience & forecast source: University of Hawaii Economic Research Organization (UHERO), seasonally adjusted Hawaii unemployment rate 3 strong real estate market Oahu market indicators – 2022 vs 2021 4 source: Honolulu Board of Realtors, compiled from MLS data continued strength in Oahu real estate daily arrivals total passenger count* 5 *source: Department of Business, Economic Development, and Tourism, excluding from Canada Dec-31 revenue per available room revenue per available room (RevPAR)* 6 *source: Hawaii Department of Business, Economic Development, and Tourism (DBEDT)

2Q financial update

balanced core loan growth $ in millions 8 $7,879 $1,970 $3,070 $32 $12,952 2016 - 2021 CAGR: 6.0% note: numbers may not add up due to rounding, CAGR and annual growth rate exclude PPP 2016 - 2021 CAGR: 6.5% annual growth rate annual growth rate low cost, long duration deposits $ in billions 9 2016 - 2021 CAGR: 7.3% source: S&P Capital IQ, S&P Regional Banking Index excluding banks greater than $50bn as of 1/4/22 sustainable NII growth $ in millions 10 note: core NII excludes PPP and significant items; numbers may not add up due to rounding $5.3 Outlook: 10 – 11 bps NIM increase in Q3 ample liquidity loan to deposit ratio compared with peers strong liquidity to fund continued growth 11 note: S&P Regional Banking Index excluding banks greater than $50bn as of 1/4/22, weighted average peers by total assets as of 1Q22 local peer bank average contains BOH, FHB, CPB, ASB, and TBNK; data unavailable for ASB prior to 2008 and FHB prior to 2011

12 asset sensitive note: numbers may not add up due to rounding financial summary $ in millions, except per share amounts 13 note: numbers may not add up due to rounding disciplined expenses $ in millions 14 modest increase in core expenses and steady investment in innovation note: numbers may not add up due to rounding Outlook: Reiterated 2022 NIE of $415MM, with Q3 higher than Q4 due to payroll seasonality performance metrics 15 note: 2Q22 regulatory capital ratios are preliminary

16 strong risk-based capital fortress capital position note: 2Q22 regulatory capital ratios are preliminary; KBW Regional Banking Index (KRX) as of 1/4/22

2Q credit update

loan portfolio excluding PPP 18 40% commercial 72% real estate secured wtd avg LTV 57% 57% w/ BOH ≥ 10 yrs avg balance $0.6MM CRE C&I residential mortgage home equity auto leasing other consumer construction 60% consumer 85% real estate secured wtd avg LTV 55% 58% w/ BOH ≥ 10 yrs 80% of portfolio secured with quality real estate with combined weighted average loan to value of 56% note: excludes $32MM in PPP loan balances including deferred costs and fees credit quality 19 * 73% of total criticized in CRE with 61% wtd avg LTV

2Q22 - production quality 20 commercial consumer

reserve trend 21 $ in millions allowance for credit losses note: balances and coverage ratio based on allowance for credit losses – loans and leases other highlights

23 superior returns Financial Crisis COVID-19 BOH ranked in Top 5 for last 18 years market leading brand robust and sustainable growth focused execution strong asset quality, liquidity, and capital source: S&P Capital IQ, KBW Regional Banking Index (KRX) as of 1/4/22

Q & A

appendix

customer relief update 26 commercial consumer 99.0% of former deferrals are current 98.2% decline in deferrals since June 30, 2020 100% secured 49% wtd avg LTV 100% paying interest high risk industries $1,461 million (11%) / $1,440 million (11%) excluding PPP 27 retail $714 million (6%) – excluding PPP 28 94% real estate secured 56% wtd avg LTV average exposure $3.6MM largest exposure $38MM 64% of portfolio has an LTV ≤ 65% 99% is secured or has essential anchor 0% deferred lodging $577 million (4%) – excluding PPP 29 87% real estate secured 56% wtd avg LTV average exposure $11.1MM largest exposure $57MM 84% of portfolio has an LTV ≤ 65% 94% of unsecured outstandings to global hotel and timeshare brands 100% of deferred is secured and paying interest restaurant / entertainment $149 million (1%) – excluding PPP 30 59% real estate secured 69% wtd avg LTV average exposure $2.6MM largest exposure $28MM 24% of portfolio has an LTV ≤ 65% 0% deferred